UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2003

SMITHFIELD FOODS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-15321	52-0845861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Commerce Street Smithfield, Virginia	23430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 365-3000

Item 5.	Other Events and Regulation FD Disclosure.

On October 13, 2003, Smithfield Foods, Inc. announced it was the successful bidder at an auction to acquire substantially all of the assets of Farmland Foods. Copies of the related press releases are attached as Exhibits 99.1 and 99.2 to this report, and are incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

99.1	Press release, dated as of October 13, 2003.

99.2	Press release, dated as of October 13, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITHFIELD FOODS, INC.

Date: October 16, 2003	/s/ Michael H. Cole

Michael H. Cole Vice President, Secretary and Deputy General Counsel

EXHIBIT INDEX

Exhibit 99.1	Press Release issued October 13, 2003.

Exhibit 99.2	Press Release issued October 13, 2003.